SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Nutriband, Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the IPO (as defined below) are incorporated by reference in this Item 3.02. The securities were registered with the Securities and Exchange Commission pursuant to a registration statement declared effective by the Commission on October 1, 2021.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On October 8, 2021, our Board of Directors elected Serguei Melnik, one of the founders of the Company, and currently a director and Secretary of the Company, to the office of President.

Serguei Melnik serves as a member of the board of directors and is a co-founder of Nutriband Inc. Mr Melnik has previously served as our chief financial officer and a director since January 2016. Mr. Melnik has been involved in general business consulting for companies in the U.S. financial markets and setting up legal and financial framework for operations of foreign companies in the U.S. Mr. Melnik advised UNR Holdings, Inc. with regard to the initiation of the trading of its stock in the over-the-counter markets in the U.S., and has provided general advice with respect to the U.S. financial markets for companies located in the U.S. and abroad. From February 2003 to May 2005 he was the Chief Operations Officer and a Board member of Asconi Corporation, Winter Park, Florida, with regard to restructuring the company and listing it on the American Stock Exchange. Mr. Melnik from June 1995 to December 1996 was a lawyer in the Department of Foreign Affairs, JSC Bank “Inteprinzbanca,”, Chisinau, Moldova, and prior thereto practiced law in Moldova in various positions. Mr. Melnik is fluent in Russian, Romanian, English and Spanish.

Item 8.01. Other Events.

On October 5, 2021, the Company consummated a public offering (the “IPO”) of 1,056,00 units (the “Units”), each Unit consisting of one share of common stock and one warrant (each a “Warrant”) at a price of $6.25 per Unit, and an additional 158,400 warrants pursuant to exercise of the underwriters’ over-allotment option. At closing, we received net proceeds of $5,836, 230 from sale of our securities in the IPO. Concurrently with the October 1, 2021 effective date of the IPO, the shares of our common stock and the Warrants sold to the public in the IPO were listed for trading on the Nasdaq Capital Market. Each Warrant is immediately exercisable, will entitle the holder to purchase one share of common stock at an exercise price of $7.50 and will expire five (5) years from the date of issuance. The shares of common stock and Warrants are separately transferred immediately upon issuance.

Underwriters Warrants

In connection with the IPO the Company also agreed to issue to the Representative of the underwriters (and/or their designees) on the closing date a five-year warrant (the “Representative’s Warrant”) for the purchase of an aggregate of 105,600 shares of Common Stock, representing up to 10% of the firm commitment Units in the underwriting. The Representative’s Warrant is exercisable, in whole or in part, commencing on a date which is six (6) months after the October 1, 2021 effective date (the “Effective Date”) of the registration statement for the IPO and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of Common Stock equal to 120% of the initial public offering price of the firm-commitment Shares (subject to adjustment as set forth therein). The Representative has agreed, that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an underwriter or a selected dealer in connection with the offering of the Units or (ii) a bona fide officer or partner of the Representative or of any such underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Representative’s Warrant shall be issued in the name or names and in such authorized denominations as the Representative specifies.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND, INC.

Date: October 8, 2021	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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